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                                                                    Exhibit 4.10


Prepared By and Upon
Recordation Return To:

THE BANK OF NEW YORK
101 Barclay Street - 21W
New York, New York  10286
Attention: Corporate Trust Administration
Phone: (212) 896-7223


                      DEED OF TRUST, SECURITY AGREEMENT AND
                     FIXTURE FILING WITH ASSIGNMENT OF RENTS

                          BARDEN COLORADO GAMING, LLC,

                                   as Trustor

                   THE PUBLIC TRUSTEE OF THE COUNTY OF GILPIN,
                                STATE OF COLORADO

                                   as Trustee
                              THE BANK OF NEW YORK,
                                 as Beneficiary

                          Dated as of December 6, 2001
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                      DEED OF TRUST, SECURITY AGREEMENT AND
                     FIXTURE FILING WITH ASSIGNMENT OF RENTS

                        THIS DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE
            FILING WITH ASSIGNMENT OF RENTS (this "Deed of Trust") is made as of the 6th day of December, 2001 by Barden Colorado Gaming, LLC, a Colorado limited liability company ("Trustor"), whose principal place of business is located at 101 Main Street, Black Hawk, Colorado 80422, in favor of The Public Trustee of the County of Gilpin, State of Colorado ("Trustee"), for the benefit of The Bank of New York, a New York banking corporation, as Collateral Agent ("Beneficiary"), whose principal place of business is located at 101 Barclay Street - 21W, New York, New York 10286, in its capacity as trustee under the "Indenture" for the ratable benefit of the "Holders" (as each such term is hereinafter defined).

            THE MAXIMUM AMOUNT OF PRINCIPAL TO BE SECURED HEREBY IS $152,632,000 OF EACH OF THE "SUBSIDIARY GUARANTEE OBLIGATIONS" (as hereinafter defined); PROVIDED THAT IN NO EVENT SHALL THE AGGREGATE PRINCIPAL BALANCE SECURED HEREBY, EXCLUSIVE OF INTEREST, FEES AND EXPENSES, FOR THE BENEFIT OF THE HOLDERS EXCEED $152,632,000.

                                 R E C I T A L S

                        A. Pursuant to that certain Indenture, dated as of
            December 6, 2001 (as supplemented and otherwise amended from time to time, the "Indenture"), by and among Majestic Investor Holdings, LLC, a Delaware limited liability company (the "Company"), Majestic Investor Capital Corp., a Delaware corporation ("Capital" and, together with the Company, the "Issuers"), the Subsidiary Guarantors (defined therein), and Beneficiary, as Trustee thereunder (in such capacity, the "Indenture Trustee"), the Issuers will issue 11.653% Senior Secured Notes due on or before 2007 in an aggregate principal amount of up to $152,632,000 (collectively, the "Notes"). Unless the context otherwise requires, all capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture. Attached hereto as Schedule 1.1 is a list of certain definitions for which reference should be made to the Indenture.

                        B. Pursuant to a guarantee executed and delivered
            pursuant to the Indenture (as amended from time to time, the "Subsidiary Guarantee"), the Subsidiary Guarantors (including Trustor) have guaranteed the obligations of the Issuers under the Notes, the Indenture and the other Security Documents to which the Issuers are parties.

                        C. Pursuant to the Indenture, the Subsidiary Guarantee
            of Trustor is required to be secured by, among other things, this Deed of Trust.


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                        D. The parties acknowledge that certain provisions of
            this Deed of Trust may be subject to the laws, rules and regulations ("Applicable Gaming Laws") of the Gaming Authority of the State of Colorado.


                              W I T N E S S E T H:

                        IN CONSIDERATION OF THE FOREGOING PREMISES AND FOR OTHER
            GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, SUBJECT TO APPLICABLE GAMING LAWS, TRUSTOR DOES HEREBY IRREVOCABLY GRANT, BARGAIN, SELL, TRANSFER, CONVEY AND ASSIGN to Trustee, its successors and assigns, IN TRUST, WITH POWER OF SALE, for the benefit and security of Beneficiary, as agent and representative for the equal and ratable benefit of the Holders, but subject to Permitted Liens, the following (but excluding in each and every case all Excluded Assets), whether now owned or hereafter acquired:

                               GRANTING CLAUSE ONE

                                     [LAND]

                        All of Trustor's right, title and interest in the real
            property, located in the County of Gilpin, State of Colorado, described in Exhibit A attached hereto and by this reference incorporated herein (the "Land"), together with all and singular the tenements, hereditament, rights, reversions, remainders, development rights, privileges, benefits, easements (in gross or appurtenant), rights-of-way, gores or strips of land, streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and all appurtenances whatsoever and claims or demands of Trustor at law or in equity, in any way belonging, benefitting, relating or appertaining to the Land, the airspace over the Land, the "Improvements" (as hereinafter defined), or both, or which hereinafter shall in any way belong, relate or be appurtenant thereto;

                               GRANTING CLAUSE TWO

                                 [IMPROVEMENTS]

                        TOGETHER WITH, any and all structures, buildings,
            facilities and improvements of every nature whatsoever now or hereafter erected on the Land, including, but not limited to, the "Fixtures" (as hereinafter defined) (collectively, the "Improvements") (the Land and Improvements are referred to collectively as the "Property");


                              GRANTING CLAUSE THREE
                                  [RENTS, ETC.]

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                        TOGETHER WITH, all rents, income, security or similar
            deposits (to the full extent allowed by Applicable Laws), including, without limitation, receipts, issues, royalties, earnings, products or proceeds, profits, maintenance, license and concession fees and other revenues to which Trustor may now or hereafter be entitled, including, without limitation, all rights to payment for hotel room occupancy by hotel guests, which includes any payment or monies received or to be received in whole or in part, whether actual or deemed to be, for the sale of services or products in connection therewith and/or in connection with such occupancy, advance registration fees by hotel guests, tour or junket proceeds and deposits for conventions and/or party reservations (collectively, the "Rents"), subject to the revocable license hereinafter given to Trustor to collect and apply such Rents;

                              GRANTING CLAUSE FOUR

                [LEASES, INCLUDING DEPOSITS AND ADVANCE RENTALS]

                        TOGETHER WITH, (a) all estate, right, title and interest
            of Trustor in, to and under any and all leases, subleases, lettings, licenses, concessions, operating agreements, management agreement, franchise agreements and all other agreements affecting or covering the Property or any portion thereof now or hereafter existing or entered into, together with all amendments, extensions and renewals of any of the foregoing, (b) all right, title, claim, estate and interest of Trustor thereunder, including, without limitation, all claims of the lessor thereunder, letters of credit, guarantees or security deposits (to the full extent allowed by Applicable Laws), advance rentals, and any and all deposits or payments of similar nature and (c) the right to enforce against any tenants thereunder and otherwise any and all remedies under any of the foregoing, including Trustor's right to evict from possession any tenant thereunder or to retain, apply, use, draw upon, pursue, enforce or realize upon any guaranty thereof; to terminate, modify, or amend any such agreement; to obtain possession of, use, or occupy, any of the real or personal property subject to any such agreement; and to enforce or exercise, whether at law or in equity or by any other means, all provisions of any such agreement and all obligations of the tenants thereunder based upon (i) any breach by such tenant thereunder (including any claim that Trustor may have by reason of a termination, rejection, or disaffirmance of such agreement pursuant to any Bankruptcy Law), and (ii) the use and occupancy of the premises demised, whether or not pursuant to the applicable agreement (including any claim for use and occupancy arising under landlord-tenant law of the State of Colorado or any Bankruptcy Law);


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                              GRANTING CLAUSE FIVE

                           [OPTIONS TO PURCHASE, ETC.]

                        TOGETHER WITH, all right, title and interest of Trustor
            in and to all options and other rights to purchase or lease the Property or any portion thereof or interest therein, if any, and any greater estate in the Property owned or hereafter acquired by Trustor;

                               GRANTING CLAUSE SIX

                                   [FIXTURES]

                        TOGETHER WITH, all right, title and interest of Trustor
            in and to all "Fixtures." Fixtures means any and all "fixtures" as such term is defined in Article 9 of the Applicable UCC and to the fullest extent allowed by Applicable Laws, fixtures and all other equipment and machinery now or at any time hereafter owned by Trustor and located or included in or on or appurtenant to the Property and used in connection therewith and which are or become so related to the real property encumbered hereby that an interest arises in them under real estate law; machinery, equipment (including, without limitation, pipes, furnaces, conveyors, drums, fire sprinklers and alarm systems, and air conditioning, heating, refrigerating, electronic monitoring, stoves, ovens, ranges, dishwashers, disposals, food storage, food processing (including restaurant fixtures), trash and garbage removal and maintenance equipment), elevators, office equipment, all built-in tables, wall-beds, wall-safes, built-in furniture and installation, doorstops, vaults, motors, dumb-waiters, computers, mirrors, screens, chairs, chaise lounges, hot tubs, swimming pool heaters, beauty and barber equipment, maintenance supplies used in connection with the Land, mantels, screens, plumbing, bathtubs, sinks, basins, faucets, all laundry, kitchen, restaurant and athletic equipment, washers, dryers, planters, desks, sofas, shelves, lockers and cabinets, all safes, furnishings, appliances (including, without limitation, food warming and holding equipment, iceboxes, refrigerators, fans, heaters, water heaters and incinerators), rugs, carpets and other floor coverings, draperies and drapery rods and brackets, awnings, window shades, venetian blinds, curtains, lamps, chandeliers and other lighting fixtures, trade fixtures, telephone, television and other communications equipment, visual and electronic surveillance systems and transportation systems, all specifically designed installations and furnishings, all furniture, furnishings and personal property of every nature whatsoever, and equipment, appliances or other goods for the exclusion of vermin or insects, or for the collection of dust, refuse or garbage; provided, however, that Fixtures shall not include Excluded Assets;


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                              GRANTING CLAUSE SEVEN

                           [CONDEMNATION AWARDS, ETC.)

                        TOGETHER WITH, all the estate, interest, right, title
            and other claim or demand, which Trustor now has or may hereafter acquire in any and all awards, payments or other consideration made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Property, including, without limitation, any awards, payments or other consideration resulting from a change of grade of streets and for severance damages;

                              GRANTING CLAUSE EIGHT

                              [INSURANCE PROCEEDS]

                        TOGETHER WITH, all the estate, interest, right, title
            and other claim or demand which Trustor now has or may hereafter acquire with respect to the proceeds of insurance in effect with respect to all or any part of the Property, together with all interest thereon and the right to collect and receive the same;

                              GRANTING CLAUSE NINE

                           [CLAIMS FOR DAMAGES, ETC.]

                        TOGETHER WITH, all the estate, interest, right, title
            and other claim or demand which Trustor now has or may hereafter acquire against anyone with respect to any damage to all or any part of the Property, including, without limitation, damage arising from any defect in or with respect to the design or construction of all or any part of the Improvements and damage resulting therefrom;

                               GRANTING CLAUSE TEN

     [DEPOSITS, ADVANCE PAYMENTS AND REFUNDS OF INSURANCE, UTILITIES, ETC.]

                        TOGETHER WITH, all deposits or other security or advance
            payments including rental payments made by or on behalf of Trustor to others, and all refunds made by others to Trustor, with respect to (i) insurance policies relating to all or any part of the Property, (ii) utility service for all or any part of the Property,
            (iii) cleaning, maintenance, repair, or similar services for all or any part of the Property, (iv) refuse removal or sewer service for all or any part of the Property, (v) rental of equipment, if any, used in the operation, maintenance or repair by or on behalf of Trustor of all or any part of the Property and (vi) parking or similar services or rights afforded to all or any part of the Property;


                                      -6-
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                             GRANTING CLAUSE ELEVEN

                              [WATER RIGHTS, ETC.]

                        TOGETHER WITH, all water rights, water stock, water
            permits and other rights to the use of water that are now or that may be hereinafter used in connection with the said Property, or any part thereof, or any improvements or appurtenances thereto;

                             GRANTING CLAUSE TWELVE

                                [MINERALS, ETC.]

                        TOGETHER WITH, all oil and gas and other mineral rights,
            if any, in or pertaining to the Land and all royalty, leasehold and other rights of Trustor pertaining thereto;

                            GRANTING CLAUSE THIRTEEN

                               [ACCESSIONS, ETC.]

                        TOGETHER WITH, all extensions, improvements,
            betterments, renewals, substitutes for and replacements of, and all additions, accessions, and appurtenances to, any of the foregoing that Trustor may subsequently acquire, and all conversions of any of the foregoing; Trustor agrees that all property hereafter acquired by Trustor and required by the Indenture, this Deed of Trust or any other Security Document to be subject to the Lien and/or security interests created by this Deed of Trust shall forthwith upon the acquisition thereof by Trustor be subject to the Lien and security interests of this Deed of Trust as if such property were now owned by Trustor and were specifically described in this Deed of Trust and granted hereby or pursuant hereto, and the Beneficiary is hereby authorized to receive any and all such property as and for additional security for the Subsidiary Guarantee Obligations (as hereinafter defined);

                        The entire estate, property and interest hereby conveyed
            to Trustee pursuant to Granting Clauses One through Thirteen, inclusive (other than Excluded Assets), may hereafter be referred to as the "Trust Estate."

                          FOR THE PURPOSE OF SECURING:

                        A. the due and punctual payment and performance of any
            and all present and future obligations and liabilities of Trustor of every type or description to Beneficiary, arising under or in connection with the Subsidiary Guarantee, whether for principal of, or premium, if any, or interest on the Notes, expenses, indemnities or other amounts (including attorneys' fees and expenses) (collectively, the "Subsidiary Guarantee Obligations"); and


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                        B. the due and punctual payment and performance of any
            and all present and future obligations and liabilities of Trustor of every type or description to Beneficiary, arising under or in connection with this Deed of Trust or any other Security Document, including for reimbursement of amounts permitted to be advanced or expended by Beneficiary (i) to satisfy amounts required to be paid by Trustor under this Deed of Trust or any other Security Document, together with interest thereon to the extent provided, or (ii) to protect the Trust Estate, together with interest thereon to the extent provided; and

                        C. all future advances pursuant to the Indenture or any
            other Security Document,

            in each case whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or un1iquidated, determined or undetermined, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising after the commencement of a proceeding under the Bankruptcy Code (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding (all obligations and liabilities described herein, including, without limitation, the Subsidiary Guarantee Obligations, are collectively referred to herein as the "Secured Obligations").


                        TO PROTECT THE SECURITY OF THIS DEED OF TRUST, TRUSTOR
            HEREBY COVENANTS AND AGREES AS FOLLOWS:

                                   ARTICLE 1.

                         DEFINITIONS AND RELATED MATTERS

                        SECTION 1.1. Certain Defined Terms. As used herein, the
            following terms shall have the following meanings:

                        "APPLICABLE GAMING LAWS" has the meaning set forth in
            Recital D.

                        "APPLICABLE LAWS" has the meaning set forth in Section
            3.7.

                        "APPLICABLE UCC" means the Uniform Commercial Code (as
            amended from time to time) of the State of Colorado.

                        "BENEFICIARY" has the meaning set forth in the Preamble.

                        "ENVIRONMENTAL CLAIM" shall mean any claim, action,
            cause of action, investigation or notice (written or oral) by any person or entity alleging


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            potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Hazardous Material at any location, whether or not owned or operated by Trustor or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                        "ENVIRONMENTAL DAMAGES" means all claims, judgments,
            damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such is ultimately defeated, and of any settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including, without limitation, reasonable attorneys' fees, charges and disbursements (including, without limitation, costs of appeal), and consultants' fees, any of which are actually incurred at any time as a result of the existence or alleged existence of Hazardous Materials (as hereinafter defined) upon, about or beneath the Property or migrating or threatening to migrate to or from the Property, or the existence or alleged existence of a violation of Environmental Laws (as hereinafter defined) pertaining to the Property regardless of whether the existence of such Hazardous Materials or the violation of Environmental Laws arose prior to the present ownership or operation of the Property, and including, without limitation:

                                    (i) damages for personal injury, or injury
                  to property or natural resources occurring upon or off of the Property, foreseeable or unforeseeable, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest and penalties including, but not limited to, claims brought by or on behalf of employees of Trustor, with respect to which Trustor waives, for the benefit of Beneficiary only, any immunity to which it may be entitled under any industrial or workers' compensation laws;

                                    (ii) reasonable fees actually incurred for
                  the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of Environmental Laws including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remedial, removal, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision, or reasonably necessary to make full economic use of the Property or any other property or otherwise expended in connection with such conditions, and including, without limitation, any reasonable attorneys' fees, charges and disbursements (including, without limitation, costs of appeal) actually incurred in enforcing this Deed of Trust or collecting any sums due hereunder; and


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                                    (iii) liability to any Person to indemnify
                  such Person for actual costs incurred in good faith in connection with the items referenced in subparagraphs (i) and
                  (ii) hereof.

                        "ENVIRONMENTAL LAWS" means the common law and all
            applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all a governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, injunctions, judgments and orders relating to the environment, including, without limitation:

                                    (i) all requirements, including, but not
                  limited to, those relating or pertaining to (A) record keeping, reporting, disclosing, notifying, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Materials or other chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the environment (including, without limitation, ambient air, surface water, groundwater or land surface or subsurface strata), (B) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of chemical substances, materials or wastes, whether solid, liquid or gaseous in nature, including without limitation, Hazardous Materials or (C) underground storage tanks and related piping, and emissions, discharges, releases or threatened releases of Hazardous Materials or other chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature therefrom; and

                                    (ii) all other requirements pertaining to
                  the preservation or protection of the environment and the mitigation of adverse effects thereon and the health and safety of employees or the public with respect to Hazardous Materials.

                        "FIXTURES" has the meaning set forth in Granting Clause
            Six.

                        "HAZARDOUS MATERIALS" means chemicals, pollutants,
            contaminants, wastes, toxic or hazardous materials, substances or wastes, petroleum and petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls (PCBs), lead or lead-based paints or materials, or radon.

                        "IMPOSITIONS" means any and all (i) real estate and
            personal property taxes and other taxes and assessments, water and sewer rates and charges levied or assessed upon or with respect to the Property, and any and all other governmental charges (including any penalties and other charges imposed by any Gaming Authority) and any interest or costs or penalties with respect thereto, in each case whether general, special, ordinary or extraordinary, foreseen or unforeseen, of any kind and nature whatsoever that at any time prior to or after the execution hereof may be


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            assessed, levied, imposed, or become a lien upon the Property or the
            Rents, but excluding taxes on Trustor's income or operating revenues; (ii) charges for any easement or agreement maintained for the benefit of the Property and (iii) other charges, expenses, payments or assessments of any nature, if any, which are or may be assessed, levied, imposed or become a lien upon the Property or the Rents, including mechanics and other Liens permitted by Section 4.12 of the Indenture.

                        "IMPOUND ACCOUNT" means the account that Trustor may be
            required to maintain pursuant to Section 4.6.2. of this Deed of Trust for the deposit of amounts required to pay Impositions and insurance premiums.

                        "IMPROVEMENTS" has the meaning set forth in Granting
            Clause Two.

                        "INDEMNITEES" has the meaning set forth in Section
            11.2.7.

                        "INSURANCE POLICIES" has the meaning set forth in
            Section 4.4.

                        "INTANGIBLE PROPERTY" means any and all intangible
            personal property, including, without limitation, (a) the rights to use all names and all derivations thereof now or hereafter used by Trustor in connection with the Land or the Improvements, including, without limitation, the name "Fitzgeralds Black Hawk Casino/Hotel" and any variations thereof, together with the goodwill associated therewith, and all names, logos, and designs used by Trustor, or in connection with the Land or the Improvements or in which Trustor has rights, with the exclusive right to use such names, logos and designs wherever they are now or hereafter used in connection with the Land or the Improvements, and any and all other trade names, trademarks or service marks, whether or not registered, now or hereafter used in the operation of the Land or the Improvements, including, without limitation, any interest as a licensee or franchisee, and, in each case, together with the goodwill associated therewith; (b) maps, plans, specifications, surveys, studies, tests, reports, data and drawings relating to the development of the Land, or the Improvements and the construction of the Improvements, including, without limitation, all marketing plans, feasibility studies, soils tests, design contracts and all contracts and agreements of Trustor relating thereto and all architectural, structural, mechanical and engineering plans and specifications, studies, data and drawings prepared for or relating to the development of the Land or the Property or the construction, renovation or restoration of any of the Improvements or the extraction of minerals, sand, gravel or other valuable substances from the Land; (c) any and all books, records, customer lists (including lists or information derived from or related to the "player tracking system" described within the definition of "Tangible Property"), concession agreements, supply or service contracts, licenses, permits, governmental approvals (to the extent such licenses, permits and approvals may be pledged under Applicable
            Laws), signs, goodwill, casino and hotel credit and charge records, supplier lists, checking accounts, safe deposit boxes (excluding the contents of such deposit boxes owned by Persons other than Trustor and its Subsidiaries), cash, instruments, Chattel Papers,


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            documents, unearned premiums, deposits, refunds, including but not limited to income tax refunds, prepaid expenses, rebates, tax and insurance escrow and impound accounts, if any, actions and rights in action, and all other claims, and all other contract rights and general intangibles resulting from or used in connection with the operation of the Trust Estate and in which Trustor now or hereafter has rights; (d) all of Trustor's documents, instruments, contract rights, and general intangibles including, without limitation, all insurance policies, permits, licenses, franchises and agreements required for the use, occupancy or operation of the Land or any of the Improvements (to the extent such licenses, permits and approvals are not prohibited from being pledged under Applicable Laws); (e) general intangibles, vacation license resort agreements or other time share license or right to use agreements with respect to the Land, the Improvements and/or the business being conducted thereon, including, without limitation, all rents, issues, profits, income and maintenance fees resulting therefrom; whether any of the foregoing is now owned or hereafter acquired and (f) to the extent permitted by Applicable Laws, any and all licenses, permits, variances, special permits, franchises, certificates, rulings, certifications, validations, exemptions, filings, registrations, authorizations, consents, approvals, waivers, orders, rights and agreements (including options, option rights and contract rights) now or hereafter obtained by Trustor from any Governmental Authority having or claiming jurisdiction over the Land, the Tangible Property, the Property or any other element of the Trust Estate or providing access thereto, or the operation of any business on, at, or from the Land, including, without limitation, any Gaming Licenses.

                        "LAND" has the meaning set forth in Granting Clause One.

                        "LEASES" means any and all leases, subleases, lettings,
            licenses, concessions, operating agreements, management agreements and all other agreements affecting or covering the Property or any portion thereof now or hereafter existing or entered into, together with all amendments, extensions and renewals of any of the foregoing.

                        "PERSONALTY" means the Intangible Property and the
            Tangible Property.

                        "PROPERTY" has the meaning set forth in Granting Clause
            Two.

                        "PUBLIC WATERS" means any river, lake, stream, sea,
            ocean, gulf, bay or other public body of water.

                        "RECEIVER" means any trustee, receiver, custodian,
            fiscal agent, liquidator or similar officer.

                        "RENTS" has the meaning set forth in Granting Clause
            Three.


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                        "SUBSIDIARY GUARANTEE OBLIGATIONS" has the meaning set
            forth hereinabove.

                        "TANGIBLE PROPERTY" means any and all tangible personal
            property, including, without limitation, all goods, equipment, supplies, building and other materials of every nature whatsoever and all other tangible personal property constituting a part or portion of the Property and/or used in the operation of any hotel, casino, restaurant, store, parking facility, special events arena, theme park, and any other commercial operations on the Property, including but not limited to Inventory, communication systems, visual and electronic surveillance systems and transportation systems and not constituting a part of the real property subject to the real property lien of this Deed of Trust and including all property and materials stored on all or any portion of the Property in which Trustor has an interest and all tools, utensils, food and beverage, liquor, uniforms, linens, housekeeping and maintenance supplies, vehicles, fuel, advertising and promotional material, blueprints, surveys, plans and other documents relating to the Land or the Improvements, and all construction materials and all Fixtures, including, but not limited to, all gaming equipment and devices which are used in connection with the operation of the Property and those items of Fixtures which are purchased or leased by Trustor, machinery and any other item of personal property in which Trustor now or hereafter owns or acquires an interest or right, and which are used or useful in the construction, operation, use and occupancy of the Property; to the extent permitted by the applicable contract or Applicable Laws, all financial equipment, computer equipment, player tracking systems (including all computer hardware, operating software programs and all right, title and interest in and to any applicable license therefore), calculators, adding machines, video game and slot machines, and any other electronic equipment of every nature used or located on any part of the Property, and all present and future right, title and interest of Trustor in and to any casino operator's agreement, license agreement or sublease agreement used in connection with the Property.

                        "TITLE POLICY" means the title insurance policy or
            policies in favor of Beneficiary insuring the Lien of this Deed of Trust.

                        "TRUST ESTATE" has the meaning set forth hereinabove.

                        SECTION 1.2. RELATED MATTERS.

                        1.2.1. INTENTIONALLY DELETED.

                        1.2.2. CONSTRUCTION. Unless the context of this Deed of
            Trust clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, and "including" is not limiting. The words "hereof," "herein," "hereby," "hereunder" and similar terms in this Deed of Trust refer to this Deed of Trust as a whole (including the Preamble, the Recitals and all

            Schedules and Exhibits, but subject to Section 1.2.5.) and not to any particular provision of this Deed of Trust. Article, section, subsection, exhibit, recital, preamble and schedule references in this Deed of Trust are to this Deed of Trust unless otherwise specified. References in this Deed of Trust to any agreement, other document or law "as amended" or "as may be amended from time to time," or to amendments of any document or law, shall include any amendments, supplements, replacements, renewals or other modifications.

                        1.2.3. DETERMINATIONS. Any determination or calculation
            contemplated by this Deed of Trust that is made by Beneficiary shall be final and conclusive and binding upon the Trustor and the Issuers, in the absence of manifest error. References in this Deed of Trust to "determination" by Beneficiary include good faith estimates (in the case of quantitative determinations) and good faith beliefs (in the case of qualitative determinations). All references herein to "discretion" of Beneficiary (or terms of similar import) shall mean "absolute and sole discretion." All consents and other actions of Beneficiary contemplated by this Deed of Trust may be given, taken, withheld or not taken in Beneficiary's discretion (whether or not so expressed), except as otherwise expressly provided herein. No approval or consent of Beneficiary shall be effective unless the express written approval or consent of Beneficiary is received by Trustor.

                        1.2.4. GOVERNING LAW. This Deed of Trust shall be
            governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, Section 5-1401 and 5-1402 of the New York General Obligations Law, except that the provisions for the creation, perfection and enforcement of the lien and security interest created pursuant to this Deed of Trust shall be governed by the laws of the State of Colorado.

                        1.2.5. HEADINGS. The Article and Section headings used
            in this Deed of Trust are for convenience of reference only and shall not affect the construction hereof.

                        1.2.6. SEVERABILITY. If any provision of this Deed of
            Trust or any Lien or other right hereunder shall be held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such provision, Lien or other right shall be ineffective only to the extent of such invalidity, illegality or unenforceability, which shall not affect any other provisions herein or any other Lien or right granted hereby or the validity, legality or enforceability of such provision, Lien or right in any other jurisdiction.

                        1.2.7. EXHIBITS AND SCHEDULES. All of the exhibits and
            schedules attached to this Deed of Trust shall be deemed incorporated herein by reference.

                                   ARTICLE 2.

                                   [RESERVED]

                                   ARTICLE 3.

                         REPRESENTATIONS AND WARRANTIES

                        Trustor hereby represents and warrants to Beneficiary
            and Trustee that, as of the date hereof:

                        SECTION 3.1. CORPORATE EXISTENCE. Trustor (a) is a
            limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and (b) has the limited liability company power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage, and
            (c) is duly qualified and is authorized to do business and is in good standing as a foreign limited liability company in every jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified.

                        SECTION 3.2. AUTHORIZATION; APPROVALS. The execution,
            delivery and performance by Trustor of this Deed of Trust are within Trustor's limited liability company powers and authority, have been duly authorized by all necessary limited liability company action, and do not contravene (a) Trustor's certificate of formation, operating agreement or limited liability company agreement or (b) any law or any contractual restriction binding on or affecting Trustor or the Property. All authorizations or approvals or other actions by, or notice to or filing with, any Governmental Authority required for the due execution, delivery and performance by Trustor of this Deed of Trust have been duly obtained and are in full force and effect.

                        SECTION 3.3. ENFORCEABILITY. This Deed of Trust has been
            duly executed and delivered by Trustor and is the legal, valid and binding obligation of Trustor, enforceable against Trustor in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and general principles of equity.

                        SECTION 3.4. VALIDITY AND PERFECTION OF SECURITY
            INTERESTS. The liens and security interests in the Trust Estate created in accordance with the terms hereof and pursuant to the terms of the other Security Documents executed by Trustor constitute valid security interests and upon recordation of this Deed of Trust in the appropriate office in Gilpin County, Colorado, the security interests granted to Beneficiary hereunder will constitute perfected security interests therein superior and prior to all Liens, rights or claims of all other Persons other than Permitted Liens.

                        SECTION 3.5. TITLE TO AND RIGHT TO USE ASSETS. Trustor
            has good and marketable fee simple title in the Land, and is the legal and beneficial owner of the remainder of the Trust Estate (and as to the Trust Estate whether now existing or hereafter acquired, Trustor will continue to own each item thereof except to the extent Trustor disposes of the same pursuant to the Indenture), free and clear of all Liens except Permitted Liens. Trustor has the right to hold, occupy and enjoy its interest in the Trust Estate subject to the terms of the Gaming Licenses and subject to the Permitted Liens, and has valid right, full power and legal authority, subject to Applicable Gaming Laws, to mortgage and pledge the same as provided herein, and Trustor shall defend the Trust Estate against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to Beneficiary (except for Permitted Liens) and Beneficiary may, subject to Applicable Gaming Laws, at all times peaceably and quietly enter upon, hold, occupy and enjoy the entire Trust Estate in accordance with the terms hereof.

                        SECTION 3.6. NON-CONTRAVENTION. Neither the execution,
            delivery or performance of this Deed of Trust by the Trustor nor the consummation of the transactions herein contemplated nor the fulfillment of the terms hereof (i) violate the terms of or constitute a default under any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which the Trustor is a party or by which it or any of its property or assets is bound or to which it may be subject, (ii) conflict with any law, order, rule or regulation applicable to the Trustor of any court or any Governmental Authority, or (iii) result in or require the creation or imposition of (or the obligation to create or impose) any Lien (other than Permitted Liens and the Lien contemplated hereby or by any other Security Document), upon or with respect to any of the property or assets now owned or hereafter acquired by Trustor.

                        SECTION 3.7. CONTRACTS. Each contract the absence of
            which would prevent Trustor from operating the Trust Estate in a manner substantially similar to the manner in which the Trust Estate is operated as of the date hereof (each, a "Contract"), (i) is the genuine, legal, valid, and binding obligation of Trustor, (ii) is enforceable against Trustor in accordance with its terms, (iii) is in full force and effect and is, to Trustor's best knowledge, not subject to any setoffs, defenses, overdue taxes, counterclaims or other claims, nor have any of the foregoing been asserted or alleged as to any Contract, and (iv) is, in all material respects, in compliance with all applicable laws, whether federal, state, local or foreign, including, without limitation, Applicable Gaming Laws ("Applicable Laws"). Neither Trustor nor, to the best knowledge of Trustor, any other party to any Contract is in material default in the performance or observance of any of the terms thereof. No party to any Contract is the United States government or an instrumentality thereof.

                        SECTION 3.8. OCCUPANCY AGREEMENTS. Trustor has delivered
            to Beneficiary true, correct and complete copies of all leases, subleases, occupancy agreements and other agreements granting possessory rights in the Property or any portion thereof, including all amendments thereof and modifications thereto (each, an "Occupancy Agreement"). Each Occupancy Agreement (i) is the genuine, legal, valid and binding obligation of Trustor, (ii) is enforceable against Trustor and, to the best knowledge of Trustor, the other party thereto, in accordance with its terms, (iii) to the best knowledge of Trustor is in full force and effect and is not subject to any setoffs, defenses, taxes, counterclaims or other claims, nor have any of the foregoing been asserted or alleged as to any Occupancy Agreement, and (iv) to the best knowledge of Trustor is in compliance with all Applicable Laws in all material respects.

                        SECTION 3.9. NO OTHER PROPERTY, The Trust Estate,
            together with the other property upon which a Security Interest is being granted to Beneficiary pursuant to the terms of the Security Documents, constitutes all of the property (whether owned, leased or otherwise) currently used by Trustor in connection with the operation of the Fitzgeralds Black Hawk Casino/Hotel located on the Land, other than the Excluded Assets and the property upon which the granting of the security interest or lien is not allowed by Applicable Laws.

                        SECTION 3.10. COMPLIANCE WITH LAWS. To the best
            knowledge of Trustor, except as otherwise disclosed in writing to Beneficiary, the Trust Estate and the proposed and actual use thereof comply in all material respects with all Applicable Laws, and there is no proceeding pending or, to the best knowledge of Trustor, threatened before any court, quasi-judicial body, Governmental Authority relating to the validity of the Security Documents or the proposed or actual use of the Trust Estate.

                        SECTION 3.11. PROPERTY USE; MECHANICS' LIENS. The
            Property is not used principally or primarily for agricultural or grazing purposes. All costs for labor and material for the removal, construction and renovation of the Improvements (including, without limitation, any additions and alterations thereto) have been paid in full or will be paid in accordance with Section 4.15.

                        SECTION 3.12. CONDEMNATION. There are no pending or, to
            the best knowledge of Trustor, threatened condemnation or eminent domain proceedings against the Trust Estate or any part thereof.

                        SECTION 3.13. LITIGATION. Except as disclosed in writing
            to Beneficiary prior to the date hereof, there are no pending or, to the best knowledge of Trustor, threatened, actions, claims, proceedings, investigations, suits or proceedings before any court, Governmental Authority or arbitrator against Trustor, the Trust Estate or any part thereof.

                        SECTION 3.14. CONSTRUCTION OF IMPROVEMENTS. All
            Improvements have been and will be constructed in all material respects in accordance with Applicable Laws and all requirements of Governmental Authorities and governmental approvals. Except as disclosed in writing to Beneficiary prior to the date hereof, to the best knowledge of Trustor, the Improvements (a) are free from latent and patent defects that would have a material adverse effect on the value of the Improvements or materially and adversely affect Trustor's use or operation of the Improvements or Property, and (b) do not require any material repairs, reconstruction or replacement on the date hereof.

                                   ARTICLE 4.

                              AFFIRMATIVE COVENANTS

                        Trustor hereby covenants to and agrees with Beneficiary
            as follows:

                        SECTION 4.1. SECURED OBLIGATIONS OF TRUSTOR. Trustor
            will perform, observe and comply with its Secured Obligations arising under this Deed of Trust and shall continue to be liable for the performance of its Secured Obligations arising under this Deed of Trust until discharged in full, notwithstanding any actions of partial foreclosure that may be brought hereunder to recover any amount or amounts expended by Beneficiary on behalf of Trustor in order to cure any of Trustor's defaults or to satisfy any of Trustor's obligations or covenants under any agreement relating to the Trust Estate and to which Trustor is a party or by which the Trust Estate is bound.

                        SECTION 4.2. COMPLIANCE WITH LAW; MAINTENANCE OF
            APPROVALS. Except as expressly permitted by the Indenture, Trustor shall (i) comply in all material respects with all requirements of law applicable to the ownership, operation, use and occupancy of all or any portion of the Trust Estate, whether or not such compliance requires work or remedial measures that are ordinary or extraordinary, foreseen or unforeseen, or structural or nonstructural, and (ii) maintain in full force and effect all authorizations, approvals or other actions, including, without limitation, Gaming Licenses and liquor licenses and permits, which are necessary for the performance of Trustor's obligations pursuant to this Deed of Trust or for the business conducted by Trustor on the Property.

                        SECTION 4.3. OTHER REPORTS. Trustor shall provide from
            time to time such additional information regarding Trustor or the Trust Estate as are required under the Indenture or as Beneficiary may reasonably request.

                        SECTION 4.4. INSURANCE. Trustor, at its sole cost and
            expense, will provide, maintain and keep in force the insurance required by Section 4.16 of the Indenture ("Insurance Policies").

                        SECTION 4.5. WASTE AND REPAIR. Except as expressly
            permitted by Section 4.15 of the Indenture, Trustor shall at all times cause the Trust Estate to be maintained in normal working order and condition (reasonable wear and tear excepted). Trustor shall not suffer any waste of the Property or do or permit to be done thereon anything not otherwise permitted in the Indenture that may in any way impair the security of this Deed of Trust. Trustor shall not abandon the Property nor leave the Property unprotected or deserted.

                        SECTION 4.6. IMPOSITIONS; IMPOUNDS; TAXES; CAPITAL
            COSTS.

                        4.6.1. IMPOSITIONS AFFECTING THE PROPERTY. Trustor shall
            pay when due all Impositions (or currently payable installments thereof) that are or that may become a lien on the Property or are assessed against the Property or the Rents; provided, however, that Trustor may, at its sole cost and expense, contest the amount or validity or application of any such Impositions by appropriate legal proceedings promptly initiated and conducted in good faith and with due diligence; provided that (i) neither the Property nor any part thereof will be in danger of being sold, forfeited, terminated, canceled, or lost as a result of such contest, and (ii) except in the case of a Lien junior to the Lien of this Deed of Trust, Trustor shall have posted such bond or furnished such other security as may be reasonably required by Beneficiary or as required by Applicable Laws to release such Lien.

                        4.6.2. IMPOUNDS; IMPOUND ACCOUNT. Upon the occurrence
            and during the continuance of an Event of Default and at the request of Beneficiary, Trustor will pay to Beneficiary monthly an amount equal to one-twelfth (1/12th) of the annual cost (or such greater amount as may be reasonably necessary for Beneficiary to have on hand sufficient funds to pay the next installment prior to delinquency) of Impositions on the Property (but only those Impositions defined in clause (i) of the definition of "Impositions"), together with an amount equal to the premium for hazard and other required insurance in order to accumulate with Beneficiary sufficient funds to pay such Impositions and premiums at least 30 days prior to their respective due dates. Such funds shall be held by Beneficiary on a commingled basis and shall not bear interest. Said accumulated funds shall be paid and applied by Beneficiary with respect to such Impositions and insurance premiums as and when due. Notwithstanding the foregoing, if Trustor is paying Impositions and premiums for hazard and other required insurance to Foothill Capital Corporation ("Foothill") pursuant to the terms of that certain Deed of Trust, Security Agreement, and Fixture Filing with Financing Statement and Assignment of Rents, dated as of the date hereof (the "Foothill Deed of Trust"), made by Trustor, to Trustee, for the benefit of Foothill, then Trustor's requirements under this Section 4.6.2 shall be satisfied. If Beneficiary is entitled to request Trustor to comply with the terms of this Section
            4.6.2 and such payments are not being required by or made to Foothill for any reason, Trustor shall promptly comply with the terms of this Section 4.6.2.

                        SECTION 4.7. FURTHER ASSURANCES. Trustor shall, at its
            own expense, perform such acts as may be necessary, or that Beneficiary may request at any time, to execute, acknowledge and deliver all such additional papers and instruments (including, without limitation, a declaration of no setoff) and all such further assurances of title and will do or cause to be done all further acts and things as may be proper or reasonably necessary to carry out the purpose hereof and to subject to the

            Liens hereof any property intended by the terms hereof to be covered thereby and any renewals, additions, substitutions, replacements or betterments thereto.

                        SECTION 4.8. REIMBURSEMENT: WAIVER OF OFFSETS.

                        4.8.1. In the event any tax, stamp tax, assessment,
            water rate, sewer rate, insurance premium, repair, rent charge, debt, claim, inspection, Imposition or lien having priority over the Lien of this Deed of Trust, or in the event any other amount required to be paid by Trustor hereunder shall remain unpaid and Trustor is not contesting such amount pursuant to the terms hereof or the Indenture, Beneficiary shall have the right to pay such amount and shall have the right to declare immediately due and payable any such amount so paid. Any amount so paid by Beneficiary shall bear interest at the default interest rate specified in
            Section 4.1 of the Indenture ("Default Rate") from the date of payment by Beneficiary, shall constitute an additional Secured Obligation secured hereby, prior to any right, title or interest in or claim upon the Trust Estate attaching or accruing subsequent to the Lien of this Deed of Trust, shall be secured by this Deed of Trust and shall be payable by Trustor to Beneficiary within thirty
            (30) days after receipt by Trustor of written demand.

                        4.8.2. Except as otherwise provided herein, in the
            Indenture or in the other Security Documents, all sums payable by Trustor hereunder or under the other Security Documents shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Trustor hereunder shall in no way be released, discharged or otherwise affected by reason of: (i) any damage to or destruction of or any condemnation or similar taking of the Trust Estate or any part thereof; (ii) any restriction or prevention of or interference with any use of the Trust Estate or any part thereof; (iii) any title defect or encumbrance or any eviction from the Property or the Improvements or any part thereof by title paramount or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Beneficiary, or any action taken with respect to this Deed of Trust by any trustee or receiver of Beneficiary, or by any court, in any such proceeding; (v) any claim which Trustor has or might have against Beneficiary; (vi) any default or failure on the part of Beneficiary to perform or comply with any of the terms hereof or of any other agreement with Trustor or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; whether or not Trustor shall have notice or knowledge of any of the foregoing. Trustor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by Trustor.

                        SECTION 4.9. LITIGATION. Trustor will, promptly upon
            obtaining actual knowledge thereof, give notice in writing to Beneficiary of any litigation commenced that is likely to have a material adverse effect on the Property or the Liens created hereby other than unlawful detainer proceedings brought by Trustor in connection with the Leases.

                        SECTION 4.10. CERTAIN REPORTS. Trustor will, promptly
            and in any event within fifteen days after actual receipt by Trustor thereof, deliver to Beneficiary a copy of any written notice or citation concerning any actual, alleged or suspected violation of any Environmental Law or liability of Trustor for Environmental Damages in connection with the Property or past or present activities of any Person thereon.

                        SECTION 4.11. TAX RECEIPTS. Subject to the provisions of
            Section 4.6 hereof, Trustor shall provide to Beneficiary, within 30 days after demand made therefor, bills (which shall be receipted from and after the date receipted bills are obtainable) showing the payment to the extent then due of all taxes, assessments (including those payable in periodic installments), water rates, sewer rates, and/or any other Imposition that have become a lien (other than an inchoate lien) upon the Trust Estate.

                        SECTION 4.12. FIRPTA AFFIDAVIT. Trustor hereby
            represents and warrants to Beneficiary under penalty of perjury that:

                        (i) Trustor's U.S. Taxpayer Identification Number is
            91-2118674;

                        (ii) Trustor's business address is set forth in the
            preamble hereto; and

                        (iii) Trustor is not a "foreign person" within the
            meaning of Sections 1445 and 7701 of the Code (i.e., Trustor is not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and regulations promulgated thereunder). Trustor agrees to indemnify, defend, protect and hold Beneficiary and Beneficiary's agents harmless of, from and against any and all loss, liability, costs, damages, claims or causes of action including reasonable attorneys' fees, costs and expenses which may be actually incurred by Beneficiary or Beneficiary's agents by reason of any failure of any representation or warranty made by Trustor in this Section 4.12 to be true and correct in all respects, including, but not limited to, any liability for failure to withhold any amount required under Code Section 1445 in the event of foreclosure or other transfer of the Property.

                        SECTION 4.13. PRESERVATION OF CONTRACTUAL RIGHTS. Except
            as otherwise expressly permitted by the Indenture or as would not have a Material Adverse Effect, Trustor shall, prior to delinquency, default or forfeiture, perform all material obligations and satisfy all material conditions required on its part to be satisfied to preserve its rights and privileges under any contract, lease, license, permit or other authorization (a) under which it holds any Tangible Property, or (b) which constitutes part of the Intangible Property.

                        SECTION 4.14. TAX SERVICE CONTRACT. At any time after
            the occurrence of an Event of Default (whether or not such Event of Default is cured), at the request of Beneficiary and at Trustor's and/or its permitted successor's sole cost and expense, Beneficiary shall be furnished a tax service contract in form satisfactory to Beneficiary issued by a tax reporting agency satisfactory to Beneficiary, which contract shall remain in force until indefeasible discharge in full of the Secured Obligations.

                        SECTION 4.15. LIENS. Trustor shall pay and promptly
            discharge, at Trustor's sole cost and expense, all Liens upon the Trust Estate, or any part thereof or interest therein other than the Permitted Liens. Trustor shall have the right to contest in good faith the validity of any such Lien, provided Trustor shall first post such bond or furnish such other security as may be reasonably required by Beneficiary or as required by Applicable Law to release such Lien, and provided further that Trustor shall thereafter diligently proceed to cause such Lien to be removed and discharged. If Trustor shall fail to so diligently proceed or to discharge any such Lien, then upon the occurrence and continuance of an Event of Default (unless the Property is in danger of being sold, forfeited, terminated, canceled, or lost as a result of such contest, in which case, Beneficiary may act in the absence of an Event of Default), then, in addition to any other right or remedy of Beneficiary, Beneficiary may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such Lien by depositing in court a bond for the amount claimed or otherwise giving security for such Lien, or in such manner as is or may be prescribed by law. Any amount so paid by Beneficiary shall bear interest at the Default Rate from the date of payment by Beneficiary, shall constitute an additional Secured Obligation secured hereby, prior to any right, title or interest in or claim upon the Trust Estate attaching or accruing subsequent to the Lien of this Deed of Trust, shall be secured by this Deed of Trust and shall be payable by Trustor to Beneficiary upon demand.

                        SECTION 4.16. INSPECTION. Trustor shall permit
            Beneficiary, upon 24 hours' prior notice, to enter upon and inspect, during normal business hours, the Property and the construction and operation thereof, for such purposes reasonably deemed necessary by Beneficiary; provided, however, that no such prior notice shall be necessary and such inspection may occur at any time if (i) Beneficiary reasonably believes that an emergency exists or is imminent or (ii) the giving or delivery of such notice is prohibited or stayed by Applicable Laws.

                                   ARTICLE 5.

                                   [RESERVED]

                                   ARTICLE 6.

                               NEGATIVE COVENANTS

                        Trustor hereby covenants to and agrees with Beneficiary
            as follows:

                        SECTION 6.1. RESTRICTIVE USES. Trustor covenants not to
            suffer any Liens against the Trust Estate (other than Permitted Liens).

                        SECTION 6.2. TRANSFERABILITY. Trustor shall not make any
            Asset Sale unless the proceeds of such Asset Sale are applied as required by Section 4.10 of the Indenture. Except as set forth in the Indenture, Trustor shall not sell, assign, pledge, encumber, convey, hypothecate or otherwise transfer any direct or indirect interest in Trustor (or permit any of the foregoing), either voluntarily or involuntarily, by operation of law or otherwise.

                        SECTION 6.3. NO COOPERATIVE OR CONDOMINIUM. Trustor
            shall not operate or permit the Property to be operated as a cooperative or condominium building or buildings in which the tenants or occupants participate in the ownership, control or management of the Property or any part thereof, as tenant stockholders or otherwise.

                                   ARTICLE 7.

                           CASUALTIES AND CONDEMNATION

                        SECTION 7.1. CASUALTIES.

                        7.1.1. Trustor will notify Beneficiary in writing
            promptly after loss or damage caused by fire, wind or other casualty to the Property (a) that is in excess of $20,000, or (b) that would individually, or in the aggregate, have a material adverse effect on the value of the Improvements or Property or materially and adversely affect Trustor's use or operation of the Improvements or Property ("Casualty").

                        7.1.2. Any and all Net Proceeds from Insurance Policies
            shall be treated in accordance with Section 4.10 of the Indenture and shall be released to Trustor or applied to the discharge of the Secured Obligations as set forth in the Indenture.

                        7.1.3. If Trustor elects to apply Net Proceeds of
            insurance to restoration, Trustor agrees promptly and without delay
            (a) to enter into, and deliver to Beneficiary a certified copy of, one or more architect and building contracts providing for the restoration and reconstruction of the Property to as good or better condition as existed prior to the Casualty and (b) to begin to restore and reconstruct the

            Property and, thereafter, to proceed diligently therewith in accordance with plans, specifications, architectural standards and design reasonably determined by Trustor.

                        7.1.4. Notwithstanding anything to the contrary
            contained herein, in the event of any uninsured Casualty, Trustor shall promptly within a reasonable time, at its sole cost and expense, restore and reconstruct the Property to as good or better condition as existed prior to the Casualty. Trustor shall have the sole right to settle any and all losses and claims unless an Event of Default then exists.

                        SECTION 7.2. CONDEMNATION. Trustor, immediately upon
            obtaining knowledge of the institution of any proceedings for the condemnation of the entire Property or any material portion thereof, will notify Trustee and Beneficiary of the pendency of such proceedings. Trustee and Beneficiary may participate in any such proceedings and Trustor from time to time will deliver to Beneficiary all instruments requested by Beneficiary to permit such participation; provided, however, that Trustor shall have the sole right to participate in and settle any and all such proceedings unless an Event of Default then exists. In any such condemnation proceedings Beneficiary may be represented by counsel selected by Beneficiary at the sole cost and expense of Trustor. Trustor shall cause the Net Proceeds of any award or compensation or payment in lieu or settlement thereof, to be applied as set forth in Section
            4.10 of the Indenture.


                                   ARTICLE 8.

                             REMEDIES OF BENEFICIARY

                        SECTION 8.1. EVENT OF DEFAULT. Subject to any applicable
            cure period provided for in the Indenture or in this Deed of Trust, any of the following shall be deemed to be an "Event of Default" hereunder if not cured within such applicable cure period:

                        8.1.1. The occurrence of one or more "Events of Default"
            (as defined in Section 6.1 of the Indenture) shall constitute an Event of Default under this Deed of Trust (including, without limitation, by reason of any cross-default provision in Section 6.1 of the Indenture).

                        8.1.2. Failure of Trustor to perform any of the terms,
            covenants and conditions in this Deed of Trust; provided, however, it shall not be an Event of Default hereunder if such failure is curable, Trustor commences to cure such failure within thirty (30) days of notice from Beneficiary, and Trustor diligently prosecutes such cure to completion within sixty (60) days after notice of such failure, but in no event beyond the maturity date of the Notes; and provided that, with respect to the environmental covenants contained in Section 11.2 hereof, no Event of Default shall be deemed to have occurred unless any such covenant is breached in any material respect.

                  8.1.3. Any statement, representation or warranty given by Trustor to Trustee or Beneficiary in any of the Security Documents, in connection with the Indenture or in any other document provided by Trustor, including this Deed of Trust, is found to be materially false or misleading and such statement, representation or warranty continues to be materially false or misleading within sixty (60) days after notice from Beneficiary of such statement, representation or warranty was made, but in no event beyond the maturity date of the Notes.

                  8.1.4. Any transfer of the Property or any portion thereof in violation of Section 6.2 hereof.

                  SECTION 8.2. REMEDIES. At any time after and during the continuance of an Event of Default, subject to any restrictions contained in any Intercreditor Agreement and subject to compliance with Applicable Gaming Laws, Beneficiary may:

                  8.2.1. In person, by agent, or by a receiver, and without regard to the adequacy of security, the solvency of Trustor or any other matter,
(i) enter upon and take possession of the Property, or any part thereof, in its own name or in the name of Trustee, (ii) inspect the Property for the purpose of determining the existence, location, nature and magnitude of any past or present release of Hazardous Materials into, onto, beneath or from the Property, (iii) negotiate with Governmental Authorities with respect to compliance with Environmental Laws and remedial measures, (iv) take any action necessary to ensure compliance with Environmental Laws, including, but not limited to, spending Rents in connection with any cleanup, remediation or other response action with respect to Hazardous Materials or (v) sue for or otherwise collect the Rents, issues and profits thereof and apply the same, less costs and expenses of operation and collection, including reasonable attorneys' fees actually incurred, to the Secured Obligations, all in such order as Beneficiary may determine. The entering upon and taking possession of said Property, the collection of such Rents, issues and profits and the application thereof as aforesaid shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice, or deprive Beneficiary of the benefits of any indemnity set forth herein;

                  8.2.2. Commence an action to foreclose this Deed of Trust in the manner provided by Applicable Laws for the foreclosure of mortgages or deeds of trust of real property;

                  8.2.3. Seek a judgment that Trustor has breached its covenants, representations and/or warranties set forth in this Deed of Trust, or any other Security Document regarding Environmental Laws and/or Hazardous Materials, by commencing, maintaining and concluding, and enforcing a judgment arising from, an action for breach of contract, without regard to whether Beneficiary has commenced an action to foreclose this Deed of Trust, and to seek injunctive or other appropriate equitable relief and/or the recovery of any and all Environmental Damages, it being conclusively presumed between Trustor and Beneficiary that any reasonable costs advanced or expenses actually incurred by Beneficiary relating to the cleanup, remediation or other response action with respect to the Property were made or incurred by Beneficiary in good faith;

                  8.2.4.   Intentionally Deleted;

                  8.2.5. If the Secured Obligations become or are declared immediately due and payable pursuant to Section 6.2 of the Indenture and Trustor fails to make such payment as and when due, then Beneficiary may waive its Liens against any parcel of the Property or all or any portion of the Fixtures or Personalty attached to the Property, to the extent such property is determined to be environmentally impaired, and to exercise any and all rights of an unsecured creditor against Trustor and all of Trustor's assets for the recovery of any deficiency, including, but not limited to, seeking an attachment order. TRUSTOR ACKNOWLEDGES AND AGREES THAT NOTWITHSTANDING ANYTHING TO THE CONTRARY, EXPRESS OR IMPLIED, IN THIS DEED OF TRUST OR IN ANY OF THE OTHER SECURITY DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY NONRECOURSE OR EXCULPATORY LANGUAGE, IF ANY), TRUSTOR SHALL BE PERSONALLY LIABLE FOR ANY RECOVERY DESCRIBED IN THIS PARAGRAPH 8.2.5. AND SUCH LIABILITY SHALL NOT BE LIMITED TO THE AMOUNT OF THE NOTES;

                  8.2.6. With respect to any Personalty, proceed as to both the real and personal property in accordance with Beneficiary's rights and remedies in respect of the Property, or proceed to sell said Personalty separately and without regard to the Property in accordance with Beneficiary's rights and remedies; and/or

                  8.2.7. Pursue any and all other remedies it may have, at law or in equity, or under any other document or instrument, except as otherwise provided in the Indenture.

                  SECTION 8.3. POWER OF SALE. If Trustor shall be in default as provided in Section 8.1 hereof, then, in that event, the entire Subsidiary Guarantee Obligations, together with all interest accrued thereon, shall, at the option of Beneficiary, be and become at once due and payable without notice to Trustor, and Trustee shall, at the request of Beneficiary, but subject to Applicable Gaming Laws, invoke the power of sale and any other remedies permitted by Applicable Law. If Beneficiary directs Trustee to invoke the power of sale, Beneficiary shall give written notice to Trustee of the occurrence of an Event of Default and of Beneficiary's election to cause the Trust Estate to be sold. Trustee shall record a copy of such notice in the county in which the Trust Estate is located. Trustee shall publish a notice of sale for the time and in the manner provided by Applicable Law and shall mail copies of such notice of sale in the manner prescribed by Applicable Law to Trustor and to the other persons prescribed by Applicable Law. After the lapse of such time as may be required by Applicable Law, Trustee, without demand on Trustor, shall sell the Trust Estate at public auction to the highest bidder for cash at the time and place and under the terms designated in the notice of sale in one or more parcels and in such order as Trustee may determine. Trustee may postpone the sale of all or any parcel of the Trust Estate by public announcement at the time and place of any previously scheduled sale. Trustee shall deliver to the purchaser Trustee's certificate describing the Trust Estate and the time when the purchaser will be entitled to Trustee's deed thereto. The recitals in Trustee's deed shall be prima facie evidence of the truth of the statements made therein. Any Person, including, without limitation, Trustor or Beneficiary, may purchase at such sale and Trustor hereby covenants to warrant and defend the title of such purchaser or purchasers against the claims of all Persons claiming by, through or under Trustor. If allowed by Applicable Law, Beneficiary, if it is the purchaser, may apply the amount of the Secured Obligations then due and payable toward payment of the purchase price. Trustor hereby waives its right to require that the Trust Estate be sold as separate tracts or units in the event of foreclosure. Trustee, upon such sale and after expiration of the applicable redemption periods, to the extent permitted by Applicable Laws, shall make (without any covenant or warranty, express or implied), execute and, after due payment made, deliver to purchaser or purchasers, or his or their heirs or assigns, a deed or deeds, or other record or records of interest, as the case may be, in and to the Trust Estate so sold that shall convey to the purchaser all the title and interest of Trustor in the Trust Estate (or the portion thereof sold), but without any warranty, express or implied, and after deducting all costs, fees and expenses of Trustee and of this Deed of Trust, including costs of evidence of title in connection with such sale, shall apply the proceeds of sale to payment of (a) all sums expended under the terms hereof, not then repaid, with accrued interest at the Default Rate and (b) all other sums then secured hereby and the remainder, if any, to the Person or Persons legally entitled thereto.

                  SECTION  8.4.   INTENTIONALLY DELETED.

                  SECTION 8.5. PROTECTION OF SECURITY. If an Event of Default shall have occurred and be continuing, then upon at least 15 days prior written notice to Trustor and without releasing Trustor from any obligations or defaults hereunder, Beneficiary or Trustee shall have the right, but not the obligation, to: (i) make payment or otherwise perform such obligations of Trustor upon which such Event of Default is based in such manner and to such extent as either may reasonably deem necessary to protect the security hereof, Beneficiary and Trustee being authorized to enter upon the Property for such purpose; (ii) appear in and defend any action or proceeding purporting to affect, in any manner whatsoever, the Secured Obligations, the security hereof or the rights or powers of Beneficiary or Trustee; (iii) pay, purchase or compromise any encumbrance, charge or lien (other than Permitted Liens); (iv) advance any and all costs and expenses reasonably necessary to cure or pay Environmental Damages or otherwise to comply with Environmental Laws; and (v) in exercising any such powers, pay necessary expenses, employ counsel and pay attorneys' fees. Trustor hereby agrees to repay within thirty (30) days after receipt of written demand all reasonable sums actually expended by Trustee or Beneficiary pursuant to this
Section 8.5. with interest at the Default Rate from the date of expenditure by Beneficiary, and such sums, with interest, shall be secured hereby.

                  SECTION 8.6. RECEIVER. If an Event of Default shall have occurred and be continuing, Beneficiary, as a matter of strict right and without regard to the then value of the Property, shall have the right to apply, ex parte or otherwise, to any court having jurisdiction to appoint a Receiver or Receivers of the Property, subject to Applicable Gaming Laws. Any such Receiver or Receivers shall have all the powers and duties of receivers under Applicable Laws in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided in this Deed of Trust, and shall continue as such and exercise all such powers until the date of confirmation of sale, unless such receivership is sooner terminated.

                  SECTION  8.7.  CURING OF DEFAULTS.

                  8.7.1. If Trustor shall at any time fail to perform or comply with any of the terms, covenants and conditions required on Trustor's part to be performed and complied with under this Deed of Trust or any other Security Document relating to the Trust Estate (after the lapse of any cure period provided therein), then Beneficiary shall have the right, but not the obligation, upon the occurrence and during the continuance of an Event of Default, without waiving or releasing any of the Secured Obligations, to:

                           8.7.1.1. make any payments thereunder payable by
Trustor and take out, pay for and maintain any of the insurance policies provided for therein, and/or

                           8.7.1.2. after the expiration of any applicable grace
period and subject to Trustor's rights to contest certain obligations specifically granted hereby, perform any such other acts thereunder on the part of Trustor to be performed and enter upon the Property and incur reasonable attorneys' fees and expenses for such purpose.

                  8.7.2. The making by Beneficiary of such payment out of Beneficiary's own funds shall not, however, be deemed to cure such default by Trustor, and the same shall not be so cured unless and until Trustor shall have reimbursed Beneficiary within the applicable cure period for such payment including interest at the Default Rate from the date of such expenditure. All sums so paid and all reasonable costs and expenses actually incurred and paid by Beneficiary in connection with the performance of any such act, together with interest on unpaid balances thereof at the Default Rate from the respective dates of Beneficiary's making of each such payment, shall be secured by the lien of this Deed of Trust, prior to any right, title or interest in or claim upon the Property attaching or accruing subsequent to the lien of this Deed of Trust, and shall be payable by Trustor to Beneficiary within thirty (30) days after receipt of written demand.

                  SECTION 8.8. REMEDIES CUMULATIVE. All remedies of Beneficiary provided for herein are cumulative and shall be in addition to any and all other rights and remedies provided in the other Security Documents or provided by Applicable Law, including any banker's lien and right of offset. The exercise of any right or remedy by Beneficiary hereunder shall not in any way constitute a cure or waiver of default hereunder or under the

Security Documents, or invalidate any act done pursuant to any notice of default, or prejudice Beneficiary in the exercise of any of its rights hereunder or under the Security Documents unless, in the exercise of said rights, all Secured Obligations are fully discharged.

                                    ARTICLE 9

                                 FIXTURE FILING

                  SECTION  9.9.  FIXTURE FILING.

                  9.9.1. This Deed of Trust shall be effective as a Financing Statement filed as a fixture filing from the date of the recording hereof in accordance with the Uniform Commercial Code. In connection therewith, the addresses of Trustor as debtor ("Debtor") and Beneficiary as secured party ("Secured Party") are set forth on Schedule 13.9. The address of Beneficiary, as the Secured Party, is also the address from which information concerning the security interest may be obtained by any interested party.

                           9.9.1.1. The property subject to this fixture filing
is described in Granting Clause Six.

                           9.9.1.2. Portions of the property subject to this
fixture filing as identified in Section 9.1.1.1. above are or are to become fixtures related to the real estate described on Exhibit A to this Deed of Trust.

                           9.9.1.3.

                           Secured Party is: The Bank of New York, as Collateral
Agent.

                           9.9.1.4.

                           Debtor is: Barden Colorado Gaming, LLC, a Colorado
limited liability company

                           9.9.1.5.

                           The record owner or lessee of the Property is: Barden
Colorado Gaming, LLC, a Colorado limited liability company

                  9.9.2. In the event Trustor shall fail, beyond any applicable notice and grace periods, to make any payment or perform any covenant related to any security interest in favor of any Person other than Beneficiary, Beneficiary may, at its option, within 15 days after notice to Trustor or if Beneficiary's immediate action is reasonably necessary to protect the lien hereof or its security for the Secured Obligations, at any time without prior notice to Trustor, pay the amount secured by such security interest, and the amount so paid shall be (i) secured by this Deed of Trust and shall be a lien on the Property enjoying the same priorities vis-a-vis the estates and interests encumbered hereby as this Deed of Trust, (ii) added to the amount of the Secured Obligations, and (iii) payable within 30 days after receipt of written demand with interest at the Default Rate from the time of such payment; or, upon and during the continuance of an Event of Default, Beneficiary shall have the privilege of acquiring by assignment from the holder of such security interest any and all contract rights, accounts receivable, chattel paper, negotiable or non-negotiable instruments and other evidence of Trustor's indebtedness secured by such fixtures, and, upon acquiring such interest by assignment, shall have the right to enforce the security interest as assignee thereof, in accordance with the terms and provisions of Applicable Laws.

                                   ARTICLE 10

                               ASSIGNMENT OF RENTS

                  SECTION 10.10. Assignment of Rents. Subject to Section 10.2. and to Applicable Gaming Laws, Trustor hereby absolutely and unconditionally assigns and transfers to Beneficiary all of the Rents, whether now due, past due or to become due, and hereby gives to and confers upon Beneficiary the right, power and authority to collect such Rents and apply the same to the Secured Obligations secured hereby. Trustor irrevocably appoints Beneficiary its true and lawful attorney, at the option of Beneficiary at any time while an Event of Default exists, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, either in the name of Trustor or in the name of Beneficiary, for all such Rents and apply the same to the Secured Obligations secured hereby. It is understood and agreed that neither the foregoing assignment of Rents to Beneficiary nor the exercise by Beneficiary or any of its rights or remedies under this Deed of Trust shall be deemed to make Beneficiary a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Beneficiary, in person or by its own agent, assumes actual possession thereof, nor shall appointment of a Receiver for the Property by any court at the request of Beneficiary or by agreement with Trustor or the entering into possession of the Property or any part thereof by such Receiver be deemed to make Beneficiary a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Property or the use, occupancy, enjoyment or operation of all or any portion thereof.

                  SECTION 10.11. Collection of Rents. Notwithstanding anything to the contrary contained herein, so long as no Event of Default shall occur and be continuing, Trustor shall have a license, revocable upon the occurrence and during the continuance of an Event of Default, to collect all Rents from the Property and to retain, use and enjoy the same and to otherwise exercise all rights with respect thereto, subject to the terms hereof. Upon the occurrence and during the continuance of an Event of Default, the license hereinabove granted to Trustor shall, without the requirement of the giving of notice or taking of any action by any party, be revoked, and Beneficiary shall have the complete right and authority to exercise and enforce any and all of its rights and remedies provided herein or by Applicable Laws.

                                   ARTICLE 11.

                              ENVIRONMENTAL MATTERS

                  SECTION 11.12. Representations and Warranties. Except as specifically disclosed in Schedule 11.1, Trustor represents and warrants as of the date hereof as follows:

                  11.12.1. Trustor (i) has obtained all material permits, licenses and other authorizations that are required with respect to the operation of its business, property and assets under the Environmental Laws and is in substantial compliance with all terms and conditions thereof, and (ii) is in substantial compliance with all Environmental Laws (including, without limitation, compliance with standards, schedules and timetables therein);

                  11.12.2. No portion of the Trust Estate is listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System, both promulgated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or on any other state or local list established pursuant to any Environmental Law, and Trustor has not received any notification of potential or actual liability or request for information under CERCLA or any comparable state or local law;

                  11.12.3. To the knowledge of the Company, no underground storage tank or other underground storage receptacle, or related piping, is located on the Property;

                  11.12.4. To the knowledge of the Company, there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, on-site or, to the knowledge of the Trustor after due inquiry, off-site) of Hazardous Materials at, on, under, from or into the Property;

                  11.12.5. There is no written, or to the knowledge of the Company, oral Environmental Claim pending or, to the knowledge of the Company, threatened against any of them, and to the knowledge of the Company, neither Trustor nor any person or entity whose liability Trustor has retained or assumed either contractually or by operation of law has any liability, absolute or contingent, under any Environmental Law; and

                  11.12.6. To the knowledge of the Company, there are no events, activities, practices, incidents or actions or conditions, circumstances or plans that may interfere with or prevent compliance by Trustor with any Environmental Law, or that may give rise to any Environmental Claim or liability under any Environmental Laws.

                  11.12.7. Trustor has not received any communication (written or, to the knowledge of the Company, oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that Trustor or the Property is not in substantial compliance with any Environmental Law, and there are no known circumstances that may prevent or interfere with such substantial compliance in the future.

                  11.12.8. Trustor has provided or made available to the Issuers all assessments, reports, data, results of investigations or audits, and other information that is in the possession of or reasonably available to Trustor regarding environmental matters pertaining to, or the environmental condition of, the Land and the business of Trustor, or the compliance (or noncompliance) of the Land and Trustor with any Environmental Laws.

                  11.12.9. Trustor is not required by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby, (i) to perform a site assessment for Hazardous Materials, (ii) to remove or remediate Hazardous Materials, (iii) to give notice to or receive approval from any Governmental Authority under Environmental Laws, or (iv) to record or deliver to any person or entity any disclosure document or statement pertaining to environmental matters.

                  11.12.10. The above representations and warranties contained in this Section 11.1 shall survive the termination, release and/or reconveyance of this Deed of Trust and the discharge of Trustor's other obligations hereunder.

                  SECTION 11.13. Environmental Covenants. Trustor shall at all times comply with the following requirements; provided, however, that in connection with the non-compliance with any of the provisions contained in Sections 11.2.1 through 11.2.4, inclusive, no breach shall be deemed to have occurred if Trustor complies with the requirements of Section 11.2.5 with respect thereto:

                  11.13.1. Trustor shall not cause or permit any Hazardous Material to be brought upon, treated, kept, stored, disposed of, discharged, released, produced, manufactured, generated, refined or used upon, within or beneath the Property or any portion thereof by Trustor, its agents, employees, contractors, or invitees, or any other Person, except in compliance with all Environmental Laws and only in the course of such Person's legitimate business operations at the Property (which shall not include any business for treatment, storage, disposal, discharge, release, production, manufacture, generation, refinement or use of Hazardous Materials).

                  11.13.2. Trustor shall not cause or permit the existence or the commission by Trustor, its agents, employees, contractors or invitees, or by any other Person of a violation of any Environmental Laws upon, within or beneath the Property or any portion thereof.

                  11.13.3. Trustor shall not dispose of, discharge or release or cause or permit the disposal, discharge or release of any Hazardous Materials from the Property into any Public Waters in violation of any Environmental Laws.

                  11.13.4. Trustor shall not create or suffer to exist with respect to the Property or permit any of its agents to create or suffer to exist any environmental lien, security interest or other charge or encumbrance of any kind (other than a Permitted Lien) arising under any Environmental Law.

                  11.13.5. Trustor shall, at its sole cost and expense, promptly take any and all actions required by any federal, state or local governmental agency or political subdivision (as hereinafter provided) to mitigate Environmental Damages, which requirements or necessity arise from the presence upon, about or beneath the Property, of Hazardous Materials or a violation of Environmental Law or the disposal, discharge or release of Hazardous Materials from the Property ("Environmental Action"). Such actions shall include, but not be limited to, the investigation of the environmental condition of the Property, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, remediation, containment, operation, maintenance, monitoring or restoration work, whether on or off of the Property. Trustor shall take all actions as are reasonably necessary under Environmental Laws to allow unrestricted activities and operations on the Property. Trustor shall proceed diligently with such investigatory and remedial actions, and in all cases such actions shall be in accordance with Applicable Laws. Any such actions shall be performed in a good, safe and workmanlike manner and shall minimize any impact on the business conducted at the Property. Trustor shall pay all Environmental Damages in connection with such investigatory and remedial activities, including, but not limited to, all power and utility costs, and any and all taxes or fees that may be applicable to such activities. Trustor shall promptly provide to Beneficiary copies of testing results and reports that are generated in connection with the above activities. Promptly upon completion of such investigation and remediation, Trustor shall permanently seal or cap all monitoring wells and test holes to industrial standards in compliance with Applicable Laws and regulations, remove all associated equipment, and restore the Property to the extent reasonably possible, which shall include, without limitation, the repair of any surface damage, including paving, caused by such investigation or remediation hereunder. Upon reasonable notice and at reasonable times (except in cases of emergency or imminent threat of harm to human health or the environment), the Indemnitees (as defined in Section 11.2.7 of this Deed of Trust) shall have the right but not the obligation to enter upon the Property to assess any and all aspects of the environmental condition of the Property and its use, including conducting environmental assessments, audit and sampling (including, but not limited to soil and groundwater sampling if Trustor has a reasonable belief that such soil or groundwater may be contaminated) not more than once a year, except where Trustor has a reasonable belief that a release of Hazardous Materials or a violation of Environmental Laws has occurred or is likely to occur, all at the expense of Trustor. Trustor and Trustee shall cooperate in choosing Consultants to conduct such work and Trustor shall provide access to the Indemnities and their agents, representatives, consultants and employees

(together, the "Indemnitees" for purposes of this Section 11.2.5) in connection with such investigations. In the event that Trustor fails to fulfill its obligations under this Deed of Trust relating to environmental matters, including this Section 11.2.5, following the expiration of 30 days written notice by Beneficiary of its intent to invoke its rights under this section, unless Beneficiary has a reasonable belief that a more immediate response is required under Environmental Laws, Beneficiary shall have the right to undertake any action necessary or prudent under Environmental Laws, and shall have the right to pursue any and all legal theories and remedies provided by law or contract to enforce the covenants in this Section 11.2 and the other provisions of this Article 11. Nothing in this Deed of Trust shall be deemed to create, or construed as creating, any liability of the Indemnitees under Environmental Laws for environmental conditions relating to the Property.

                  11.13.6. If Trustor shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of any Environmental Law, or Environmental Claim or liability of Trustor for Environmental Damages in connection with the Property or past or present activities of any Person thereon, including, but not limited to, notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceedings, complaint, notice, order, writ or injunction, relating to same, then Trustor shall deliver to Beneficiary, within seven (7) days of the receipt of such notice or communication by Trustor, a written description of said violation, liability, or actual or threatened event or condition, together with copies of any documents evidencing same. Receipt of such notice shall not be deemed to create any obligation on the part of Beneficiary to defend or otherwise respond to any such notification.

                  11.13.7. Trustor agrees to indemnify, reimburse, defend, exonerate, pay and hold harmless Beneficiary, its successors and assigns, the Holders, and their respective directors, officers, shareholders, employees, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, trustees, and invitees (collectively, the "Indemnitees") from and against any and all Environmental Claims and Environmental Damages arising in any manner whatsoever out of Environmental Laws pertaining to the Trustor's operations and activities and the Land and the activities thereon, whether foreseeable or unforeseeable, and regardless of when such Environmental Claims arose and Environmental Damages occurred, except to the extent directly caused by the gross negligence or willful misconduct of Indemnitees. The indemnity obligations of Trustor contained in this Section 11.2.7. shall survive the termination, release and/or reconveyance of this Deed of Trust and the discharge of Trustor's other obligations hereunder.

                                   ARTICLE 12.

                                     RELEASE


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
                  SECTION 12.14. RELEASE. In the event that Trustor is released and discharged from all of the Secured Obligations pursuant to Section 10.14 of the Indenture, Beneficiary hereby agrees to reconvey, without warranty, the lien of this Deed of Trust.

                                   ARTICLE 13

                                  MISCELLANEOUS

                  SECTION 13.15. BENEFICIARY'S EXPENSES, INCLUDING ATTORNEY'S FEES. Regardless of the occurrence of a Default or Event of Default, Trustor agrees to pay to Beneficiary any and all advances, charges, costs and expenses, including, without limitation, the reasonable fees and expenses of counsel and any experts or agents, that Beneficiary may reasonably incur in connection with
(i) the administration of this Deed of Trust, including any amendment thereto or any workout or restructuring, (ii) the creation, perfection or continuation of the Lien of this Deed of Trust or protection of its priority or the Trust Estate, including the discharging of any prior or junior Lien or adverse claim against the Trust Estate or any part thereof that is not permitted hereby or by the Indenture, (iii) the custody, preservation or sale of, collection from, or other realization upon, any of the Trust Estate, (iv) the exercise or enforcement of any of the rights, powers or remedies of Beneficiary under this Deed of Trust or under Applicable Laws (including attorneys' fees and expenses incurred by Beneficiary in connection with the operation, maintenance or foreclosure of the Lien of this Deed of Trust) or any bankruptcy proceeding or
(v) the failure by Trustor to perform or observe any of the provisions hereof. All such amounts and all other amounts payable hereunder shall be payable on demand, together with interest at the Default Rate.

                  SECTION 13.16. INDEMNITY. Trustor hereby agrees to indemnify and hold harmless the Indemnitees against (i) any and all transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Deed of Trust and the other Security Documents, and (ii) any and all claims, actions, liabilities, costs and expenses of any kind or nature whatsoever (including reasonable fees and disbursements of counsel) that may be imposed on, incurred by, or asserted against any of them, in any way relating to or arising out of this Deed of Trust or any action taken or omitted by them hereunder, except to the extent that they resulted from the gross negligence or willful misconduct of any such Indemnitee.

                  SECTION 13.17. WAIVERS; MODIFICATIONS IN WRITING. No amendment of any provision of this Deed of Trust (including a waiver thereof or consent relating thereto) shall be effective unless the same shall be in writing and signed by Beneficiary and Trustor. Any waiver or consent relating to any provision of this Deed of Trust shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Trustor in any case shall entitle Trustor to any other or further notice or demand in similar circumstances, except as otherwise provided herein or as required by law.

                  SECTION 13.18. CUMULATIVE REMEDIES; FAILURE OR DELAY. The rights and remedies provided for under this Deed of Trust are cumulative and are not exclusive of any rights and remedies that may be available to Beneficiary under Applicable Laws, the other Security Documents or otherwise. No failure or delay on the part of Beneficiary in the exercise of any power, right or remedy under this Deed of Trust shall impair such power, right or remedy or shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude other or further exercise of such or any other power, right or remedy.

                  SECTION 13.19. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and, subject to the next sentence, inure to the benefit of Trustor and Beneficiary and their respective successors and assigns. Except as expressly permitted under the Indenture, Trustor shall not assign or transfer any of its rights or obligations hereunder without the prior written consent of Beneficiary. The benefits of this Deed of Trust shall pass automatically with any assignment of the Secured Obligations (or any portion thereof), to the extent of such assignment.

                  SECTION 13.20. INDEPENDENCE OF COVENANTS. All covenants under this Deed of Trust shall each be given independent effect so that, if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by another covenant or by an exception thereto shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

                  SECTION 13.21. CHANGE OF LAW. In the event of the passage, after the date of this Deed of Trust, of any law changing in any way the laws now in force for the taxation of mortgages, deeds of trust, or debts secured by mortgages or deeds of trust (other than laws imposing taxes on income), or the manner of the collection of any such taxes, so as to affect adversely the rights of Beneficiary under this Deed of Trust, then an Event of Default shall be deemed to have occurred under Section 6.1 of the Indenture; provided, however, that no Event of Default shall be deemed to have occurred (i) if Trustor, within thirty (30) days after the passage of such law, shall assume the payment of any tax or other charge so imposed upon Beneficiary for the period remaining until discharge in full of the Secured Obligations; provided, however, that such assumption is permitted by Applicable Laws, (ii) if the adverse effect upon Beneficiary of such tax or other charge is not material, or (iii) if and so long as Trustor, at its expense, shall contest the amount or validity or application of any such tax or other charge by appropriate legal proceedings promptly initiated and conducted in good faith and with due diligence; provided that (A) neither the Property nor any part thereof the absence of which would have a material adverse effect on the value of the Property or would have a material and adverse effect on Trustor's operation or use of the Property will be in danger of being sold, forfeited, terminated, canceled, or lost as a result of such contest and (B) Trustor shall have posted such bond or furnished such other security as may be required by law to release such tax or charge.

                  SECTION 13.22. NO WAIVER. No waiver by Beneficiary of any Default or breach by Trustor hereunder shall be implied from any omission by Beneficiary to take action on account of such Default if such Default persists or is repeated, no express waiver shall affect any Default other than the Default in the waiver, and such waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by Beneficiary to or of any act by Trustor requiring further consent or approval shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent similar act.

                  SECTION 13.23. NOTICES. All notices and other communications under this Deed of Trust shall be in writing and shall be personally delivered or sent by prepaid courier, by overnight, registered or certified mail (postage prepaid) or by prepaid telex, facsimile or telegram, and shall be deemed given when received by the intended recipient thereof. Unless otherwise specified in a notice given in accordance with the foregoing provisions of this Section 13.9, notices and other communications shall be given to the parties hereto at their respective addresses (or to their respective telex or facsimile numbers) indicated in Section 11.2 of the Indenture or, in the case of the Trustee,
Schedule 13.9 hereto.

                  SECTION 13.24. REFERENCES TO FORECLOSURE. References hereto to "foreclosure"' and related phrases shall be deemed references to the appropriate procedure in connection with Trustee's private power of sale, any judicial foreclosure proceeding, and any deed given in lieu of any such Trustee's sale or judicial foreclosure.

                  SECTION 13.25. JOINDER OF FORECLOSURE. Should Beneficiary hold any other or additional security for the payment and performance of any Secured Obligation, its sale or foreclosure, upon any default in such payment or performance, in the sole discretion of Beneficiary, may be prior to, subsequent to, or joined or otherwise contemporaneous with any sale or foreclosure hereunder. Except as otherwise provided in the Indenture, in addition to the rights herein specifically conferred, Beneficiary, at any time and from time to time, may exercise any right or remedy now or hereafter given by Applicable Laws to beneficiaries under deeds of trust generally, or to the holders of any obligations of the kind hereby secured.

                  SECTION 13.26. RIGHTS AND OBLIGATIONS OF BENEFICIARY AND TRUSTEE. At any time or from time to time, without liability therefor and without notice, and without releasing or otherwise affecting the liability of any Person for payment of any Secured Obligations, Beneficiary at its sole discretion and only in writing may subordinate the Liens or either of them, or charge hereof to the extent not prohibited by the Indenture. Beneficiary and Trustee shall, however, promptly upon Trustor's request from time to time, join in the following actions (including the execution and delivery of documents) as Trustor determines are reasonably necessary for the development, use and operation of the Trust Estate: (i) the making of any map or plat of the Property, (ii) the granting, creating, amending and modifying of any customary easements, covenants, conditions and restrictions with respect to the Property and (iii) the application for and prosecution of any development, building, use and similar permits and land use and utility approvals and installations regarding the Property; provided, however, that Beneficiary and Trustee shall not be required to join in or take any such action (a) while an Event of Default exists, (b) to the extent such action would impair the Liens of this Deed of Trust or the first priority thereof or (c) to the extent prohibited by the Indenture. Any such request shall be accompanied by an Officers' Certificate (as defined in the Indenture). Upon written request of Beneficiary and surrender of this Deed of Trust to Trustee for cancellation, and upon payment to Trustee of its reasonable fees and expenses actually incurred, Trustee shall cancel and reconvey this Deed of Trust.

                  SECTION 13.27. COPIES. Trustor will promptly give to Beneficiary copies of all notices of violations relating to the Property that Trustor receives from any Governmental Authority.

                  SECTION 13.28. SUBORDINATION. At the option of Beneficiary, this Deed of Trust shall become subject and subordinate in whole or in part (but not with respect to priority of entitlement to any insurance proceeds, damages, awards, or compensation resulting from damage to the Property or condemnation or exercise of power of eminent domain), to any and all easements, contracts of sale and/or any and all leases of all or any part of the Property upon the execution by Beneficiary and recording thereof in the official records of Gilpin County, Colorado of a unilateral declaration to that effect. Beneficiary may require the issuance of such title insurance endorsements to the Title Policy in connection with any such subordination as Beneficiary, in its judgment, shall determine are appropriate, and Trustor shall be obligated to pay any cost or expense incurred in connection with the issuance thereof.

                  SECTION 13.29. SECURITY INSTRUMENTS. Trustor covenants and agrees that if Beneficiary at any time holds additional security for any Secured Obligations secured hereby, it may enforce the terms thereof or otherwise realize upon the same, at its option, either before or concurrently herewith or after a sale is made hereunder, and may apply the proceeds upon the Secured Obligations without affecting the status or of waiving any right to exhaust all or any other security, including the security hereunder, and without waiving any breach or Default or any right or power whether exercised hereunder or contained herein or in any such other security.

                  SECTION 13.30. SUITS TO PROTECT PROPERTY. Trustor covenants and agrees to appear in and defend any action or proceeding the consequence of which, if successful, would be that the Liens, or either of them, of this Deed of Trust would not satisfy the requirements as to extent, perfection or priority set forth in the Indenture; and to pay all reasonable costs and expenses actually incurred by Trustee and Beneficiary, including cost of evidence of title and attorneys' fees in a reasonable sum, in any such action or proceeding in which Beneficiary and/or Trustee may appear or be made a party.

                  SECTION 13.31. TRUSTOR WAIVER OF RIGHTS. Trustor waives the benefit of all laws now existing or that hereafter may be enacted providing for
(i) any appraisement before sale of any portion of the Trust Estate, and (ii) the benefit of all laws that may be hereafter enacted in any way extending the time for the enforcement of the Secured Obligations or creating or extending a period of redemption from any sale made in collecting said debt. To the full extent Trustor may do so, Trustor agrees that Trustor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and Trustor, for Trustor, Trustor's heirs, devisees, representatives, successors and assigns, and for any and all Persons ever claiming any interest in the Trust Estate, to the extent permitted by Applicable Laws, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, and marshaling in the event of foreclosure of the liens hereby created. If any law referred to in this Section 13.17. and now in force, of which Trustor, Trustor's heirs, devisees, representatives, successors and assigns or other Person might take advantage despite this Section 13.17, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this Section 13.17. To the extent permitted by Applicable Laws, Trustor expressly waives and relinquishes any and all rights and remedies which Trustor may have or be able to assert by reason of the laws of the State of Colorado pertaining to the rights and remedies of sureties.

                  SECTION 13.32. CHARGES FOR STATEMENTS. Trustor agrees to pay Beneficiary's customary charge, to the maximum amount permitted by Applicable Laws, for any statement regarding the Secured Obligations requested by Trustor or in its behalf.

                  SECTION 13.33. COMPLETE AGREEMENT. This Deed of Trust, together with the exhibits and schedules hereto, and the other Security Documents, is intended by the parties as a final expression of their agreement regarding the subject matter hereof and is intended as a complete and exclusive statement of the terms and conditions of such agreement.

                  SECTION 13.34. PAYMENTS SET ASIDE. Notwithstanding anything to the contrary herein contained, this Deed of Trust, the Secured Obligations and the Lien and Security Interest of this Deed of Trust shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any or all of the Secured Obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by Beneficiary in connection with any bankruptcy, reorganization or similar proceeding involving Trustor, any other party liable with respect to the Secured Obligations or otherwise, if the proceeds of the Trust Estate are required to be returned by Beneficiary under any such circumstances, or if Beneficiary reasonably elects to return any such payment or proceeds or any part thereof in its discretion, all as though such payment had not been made or such proceeds not been received. Without limiting the generality of the foregoing, if prior to any such rescission, invalidation, declaration, restoration or return, this Deed of Trust shall have been terminated, released and/or reconveyed and the Lien and Security Interest or any of the

Trust Estate shall have been released or terminated in connection with such termination, release and/or reconveyance, this Deed of Trust and the Lien and Security Interest and such portion of the Trust Estate shall be reinstated in full force and effect, and such prior termination, release and/or reconveyance shall not diminish, discharge or otherwise affect the obligations of Trustor in respect of the amount of the affected payment or application of proceeds, the Lien, the Security Interest or such portion of the Trust Estate.

                  SECTION 13.35. SUBSTITUTION. Beneficiary may at any time, without giving notice to Trustor or the original or successor Trustee, and without regard to the willingness or inability of any original or successor Trustee to execute this trust, appoint another Person or succession of Persons to act as Trustee, and such appointee in the execution of this trust shall have all the powers vested in and obligations imposed upon Trustee. Should Beneficiary be a corporation or unincorporated association, then any officer thereof may make such appointment.

                  SECTION 13.36. CHOICE OF FORUM. All actions or proceedings arising in connection with this Deed of Trust shall be tried and litigated in state or Federal courts located in Gilpin County, State of Colorado, unless such actions or proceedings are required to be brought in another court to obtain subject matter jurisdiction over the matter in controversy. TRUSTOR WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS, TO ASSERT THAT IT IS NOT SUBJECT TO THE JURISDICTION OF SUCH COURTS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13.22. SERVICE OF PROCESS, SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST TRUSTOR, MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS INDICATED IN SECTION 13.9 HEREOF.

                  SECTION 13.37. REGULATORY MATTERS. Whenever in this Deed of Trust a right is given to Beneficiary, which right is affected by Applicable Gaming Laws or Liquor Laws or the enforcement of which is subject to Applicable Gaming Laws or Liquor Laws, the enforcement of any such right shall be subject to Applicable Gaming Laws and Liquor Laws and approval, if so required, of the applicable Gaming Authorities or authorities enforcing the Liquor Laws.

                  SECTION 13.38. GUARANTOR WAIVERS. If and to the extent that Trustor (for the purposes of this Section 13.24, "Guarantor") would be deemed or construed to be a guarantor or surety under Applicable Law with respect to its obligations hereunder, Guarantor hereby agrees as follows:

                  13.38.1. Guarantor expressly agrees that until each and every term, covenant and condition of this Deed of Trust is fully performed, Guarantor shall not be released by any act or event which, except for this provision of this Deed of Trust might be deemed a legal or equitable discharge or exoneration of a surety, or because of any waiver, extension, modification, forbearance or delay or other act or omission of Beneficiary or its failure to proceed promptly or otherwise as against any Issuer or any other Guarantor, as the case may be (individually and collectively, in its or their capacity as the entity or entities the obligations of which are guaranteed hereunder by Guarantor, the "Principal") or Guarantor, or because of any action taken or omitted or circumstance which might vary the risk or affect the rights or remedies of Guarantor as against the Principal, or because of any further dealings between the Principal and Beneficiary, whether relating to this Deed of Trust or otherwise. Guarantor hereby expressly waives and surrenders any defense to Guarantor's liability under this Deed of Trust based upon any of the foregoing acts, omissions, things, agreements, waivers or any of them. It is the purpose and intent of this Deed of Trust that the obligations of Guarantor under it shall be absolute and unconditional under any and all circumstances, subject to and in accordance with the terms and conditions of this Deed of Trust.

                  13.38.2. Without in any way limiting the provisions of Section 13.24.1, Guarantor waives:

                           13.38.2.1. all statutes of limitations as a defense
to any action or proceeding brought against Guarantor by Beneficiary, to the fullest extent permitted by Applicable Laws;

                           13.38.2.2. any right it may have to require
Beneficiary to proceed against the Principal or pursue any other remedy in Beneficiary's power to pursue, it being acknowledged and agreed that the obligations of Guarantor hereunder are independent of the obligations of the Principal hereunder, and Beneficiary shall not be required to make any demand upon, exercise any right to declare a default by, or proceed against, the Principal prior to proceeding against Guarantor to the full extent of Guarantor's obligations hereunder;

                           13.38.2.3. any defense based on any legal disability
of the Principal and any discharge, release or limitation of the liability of the Principal to Beneficiary, whether consensual or arising by operation of law or any bankruptcy, reorganization, receivership, insolvency, or debtor-relief proceeding, or from any other cause, or any claim that Guarantor's obligations exceed or are more burdensome than those of the Principal;

                           13.38.2.4. except as specifically provided herein or
in the Indenture or any Security Document, all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Deed of Trust and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind;

                           13.38.2.5. any defense based on or arising out of any
defense that the Principal may have to the payment or performance of any obligation set forth in this Deed of Trust (other than payment or performance in full); and

                           13.38.2.6. until all obligations under this Deed of
Trust have been paid and performed in full, all rights of subrogation and all rights to enforce any remedy that Guarantor may have against the Principal, all regardless of whether Guarantor may have made any payments to Beneficiary.

                  13.38.3. Guarantor assumes full responsibility for keeping informed of the financial condition and business operations of the Principal and all other circumstances affecting the Principal's ability to pay for and perform its obligations, and agrees that Beneficiary shall have no duty to disclose to Guarantor any information which Beneficiary may receive about the Principal's financial condition, business operations, or any other circumstances bearing on its ability to perform.

                  13.38.4. Notwithstanding anything to the contrary provided elsewhere herein, in no event shall Guarantor have any liability under this Deed of Trust beyond its interest in the portion of the Property that is owned by Guarantor, and in no event shall Guarantor's obligations hereunder be enforced against any property of Guarantor other than its interest in such portion of the Property.

                  SECTION 13.39. WAIVER OF TRIAL BY JURY. TRUSTOR AND BENEFICIARY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS DEED OF TRUST OR ANY OTHER SECURITY DOCUMENT OR ANY OTHER ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, Trustor has caused this Deed of Trust to be executed as of the day and year first above written.

BARDEN COLORADO GAMING, LLC,
a Colorado limited liability company

By:  /s/ Don H. Barden
     ---------------------------------------
Name:  Don H. Barden
       -------------------------------------
Title:  Manager
        ------------------------------------

                                 ACKNOWLEDGMENT

STATE OF ILLINOIS                   )
                                    )       ss.
COUNTY OF COOK                      )

         The foregoing instrument was acknowledged before me this 6th day of December, 2001 by Don H. Barden, as individual.

         Witness my hand and official seal.

                                                     Janis I . Rohrer
                                                     ---------------------------
                                                     Notary Public

         My commission expires:
                         [SEAL]



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